INNOVO GROUP REPORTS FISCAL 2007 FIRST QUARTER RESULTS

LOS ANGELES, April 10, 2007 - Innovo Group Inc. (NASDAQ: INNO) today announced financial results for the first quarter ended February 24, 2007.

Highlights

▪	Net sales increased 32% to $13.8 million compared to $10.4 million in the first quarter of 2006.
▪	The Company generated positive operating income during the period.
▪	The Company experienced positive operating leverage during the first quarter, growing sales 32%, improving gross profits by 180% and reducing SG&A by 13% from a year ago.

For the quarter ended February 24, 2007, total net sales from continuing operations increased 32% to $13.8 million compared to total net sales from continuing operations of $10.4 million in the prior year period. The company reported a loss from continuing operations of $173,000, compared to a loss from continuing operations of $4.1 million in the corresponding period a year ago.

Marc Crossman, President and Chief Executive Officer of Innovo, commented, “Our first quarter results underscore the positive progress we have made broadening the Joe’s Jeans brand by continuing to increase our domestic distribution and evolving our product line. Our strong sales results coupled with a reduction in our operating expenses allowed us to dramatically improve our losses from a year ago. We are very pleased with our start to fiscal 2007 and look forward to continuing with this positive momentum across our business.”

For the quarter ended February 24, 2007, gross margins for the Company’s Joe’s Jean business increased to 37% from 29% in the corresponding period a year ago. Selling, general and administrative expense for the first quarter of 2007 decreased 13% to $5.0 million compared to $5.7 million for the first quarter of 2006.

The Company will host a conference call to discuss its first quarter fiscal 2007 results today, April 10, 2007 beginning at 4:30 pm ET. To access the live call, please dial (866) 356-3377 (U.S.) or (617) 597-5392 (international). The conference ID number and participant passcode is 98226508 and is entitled the “Q1 2007 Innovo Group Earnings Conference Call.” The information provided on the teleconference is only accurate at the time of the conference call, and Innovo Group will take no responsibility for providing updated information. A telephone replay of the conference call will be available beginning at 6:30 PM Eastern Time on April 10, 2007 until 11:59 PM Eastern Time on April 24, 2007 by dialing (888) 286-8010 (U.S) or (617) 801-6888 (international) and using the conference passcode 56339275. In addition, the conference call will be archived for two weeks on the Company’s website at www.innovogroup.com.

About Innovo Group Inc.

Innovo Group Inc., through its operating subsidiary Joe's Jeans, Inc., is a design and sales organization designing, producing and selling apparel products to the retail and premium markets under the Joe's(TM) and Joe's Jeans® brands. Under these brands, the Company's apparel products consist of men's and women's denim and denim-related apparel products. More information is available at the company web site at www.innovogroup.com or at www.joesjeans.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions Forward looking statements in this press release include, without limitation, our ability to capture market share in the premium denim category, our ability to achieve long-term profitability, our expectations for our Joe’s Jeans® brand in the marketplace and our belief in our growth strategy. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: continued acceptance of the Company's products in the marketplace, particularly acceptance and near-term sales of the Joe’s® brand; successful implementation of its strategic plan to focus its resources on its Joe’s® brand; the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on the company; the ability to obtain new financing from other financing sources; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Innovo Group, Inc.
Dustine Huffine
323-837-3700

Integrated Corporate Relations
Investors: Brendon Frey/James Palczynski
203-682-8200

INNOVO GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	02/24/07	11/25/06
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,328	$385
Accounts receivable, net of allowance for customer credits and returns of $753 (2007) and $469 (2006)	2,447	498
Inventories, net	7,545	6,267
Due from related parties	1,061	2,163
Prepaid expenses and other current assets	1,141	671
Total current assets	13,522	9,984

Property and equipment, net	762	837
Goodwill	20	20
Intangible assets, net	188	200
Other assets	56	56

Total assets	$14,548	$11,097

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$6,013	$6,819
Due to factor	1,652	888
Due to related parties	149	82
Total current liabilities	7,814	7,789

Commitments and Contingencies

Stockholders' equity
Preferred stock, $0.10 par value: 5,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.10 par value: 80,000 shares authorized 41,290 shares issued and 41,178 outstanding (2007) and 34,455 shares issued and 34,343 outstanding (2006)	4,131	3,447
Additional paid-in capital	82,678	79,763
Accumulated deficit	(77,299)	(77,126)
Treasury stock, 112 shares	(2,776)	(2,776)
Total stockholders' equity	6,734	3,308

Total liabilities and stockholders' equity	$14,548	$11,097

INNOVO GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended
	02/24/07	02/25/06
	(unaudited)

Net sales	$13,814	$10,427
Cost of goods sold	8,719	8,607
Gross profit	5,095	1,820

Operating expenses
Selling, general and administrative	4,982	5,733
Depreciation and amortization	88	60
	5,070	5,793
Income (loss) from continuing operations	25	(3,973)
Interest expense	(193)	(129)
Other income	3	-
Loss from continuing operations, before taxes	(165)	(4,102)
Income taxes	8	8
Loss from continuing operations	(173)	(4,110)

Income from discontinued operations, net of tax	-	418
Net loss	$(173)	$(3,692)

Earnings (loss) per common share - Basic
Loss from continuing operations	$(0.00)	$(0.12)
Income from discontinued operations	-	0.01
Loss per common share - Basic	$(0.00)	$(0.11)

Earnings (loss) per common share - Diluted
Loss from continuing operations	$(0.00)	$(0.12)
Income from discontinued operations	-	0.01
Loss per common share - Diluted	$(0.00)	$(0.11)

Weighted average shares outstanding
Basic	39,450	33,302
Diluted	39,450	33,302

INNOVO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended
	02/24/07	02/25/06
	(unaudited)

Cash provided by (used in) continuing activities	$(3,442)	$2,524
Cash provided by (used in) discontinued operations	-	1,113
Net cash provided by (used in) operating activities	(3,442)	3,637

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of property and equipment	2	-
Purchases of property and equipment	(4)	(65)
Net cash (used in) investing activities	(2)	(65)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from factor borrowing	764	-
Payments on factor borrowing	-	(2,607)
Proceeds from issuance of common stock	3,623	-
Net cash provided by (used in) continuing activities	4,387	(2,607)
Cash used by discontinued operations	-	(826)
Net cash provided by (used in) financing activities	4,387	(3,433)

NET CHANGE IN CASH AND CASH EQUIVALENTS	943	139

CASH AND CASH EQUIVALENTS, at beginning of period	385	560

CASH AND CASH EQUIVALENTS, at end of period	$1,328	$699